EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 2, 2025 with respect to the statements of condition including the related portfolio schedules of Closed-End Strategy: Master Income Portfolio 2025-2, Closed-End Strategy: Master Municipal Income Portfolio - National Series 2025-2, Closed-End Strategy: Value Equity and Income Portfolio 2025-2, Closed-End Strategy: Covered Call Income Portfolio 2025-2, Closed-End Strategy: Senior Loan and Limited Duration Portfolio 2025-2 and Closed-End Strategy: Select Opportunity Portfolio 2025-2 (included in Invesco Unit Trusts, Series 2415) as of April 2, 2025 contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-284759) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption “Other Matters-Independent Registered Public Accounting Firm”.

/s/ GRANT THORNTON LLP

New York, New York
April 2, 2025